UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

GENENTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-09813	94-2347624
(Commission File No.)	(IRS Employer Identification No.)

1 DNA Way

South San Francisco, California 94080-4990

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 225-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On November 9, 2006, Genentech, Inc., a Delaware corporation (“Genentech”), announced that it entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tanox, Inc., a Delaware corporation (“Tanox”), and Green Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Genentech (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions thereof, Genentech will acquire all of the outstanding stock of Tanox for a purchase price of $20.00 cash per share, without interest (the “Merger Consideration”), and Merger Sub will merge with and into Tanox (the “Merger”) with Tanox continuing as the surviving corporation and wholly-owned subsidiary of Genentech.

In connection with the Merger, each issued and outstanding share of Tanox common stock will be converted into the right to receive the Merger Consideration. Each option to purchase Tanox common stock, whether vested or unvested, that is unexpired, unexercised and outstanding immediately prior to the effective time of the Merger (“Effective Time”) will, pursuant to the terms of the Merger Agreement, be canceled in its entirety, the holder of each shall be fully vested in such option, and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the number of shares of Tanox common stock as to which such option remains unexercised immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration minus the exercise price per share of Tanox common stock underlying such option immediately prior to the Effective Time, less applicable taxes. If, however, the Merger Consideration does not exceed the exercise price per share of Tanox common stock underlying such option immediately prior to the Effective Time, then the Merger Consideration for such option shall be zero.

Based on the estimated number of shares of Tanox common stock outstanding and the estimated number of Tanox stock options outstanding as of the signing date of the Merger Agreement, the total cash value of the transaction is approximately $919 million, which will be provided from Genentech’s cash on hand at closing.

Tanox has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, for its board of directors to recommend adoption and approval by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. The parties have agreed to use all reasonable efforts to complete the transaction, but Genentech is not required to contest any action of government entities or agree to any divestiture or other limitations on its or Tanox’s business.

The Merger Agreement contains certain termination rights for both Tanox and Genentech, and further provides that, upon termination of the Merger Agreement under specified circumstances, Tanox may be required to pay Genentech a termination fee of $32,000,000 as described in the Merger Agreement. If the Merger Agreement is terminated under certain other specified circumstances, Genentech may be required to reimburse the expenses of Tanox up to an aggregate of $5,000,000 as described in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction of certain customary conditions including, among others, (i) approval of the Merger by Tanox’s stockholders, (ii) the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) no material adverse effect having occurred in respect of Tanox.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to Genentech’s next annual report filed with the United States Securities and Exchange Commission (“SEC”).

Voting Agreements

In connection with the Merger Agreement, Genentech has entered into voting agreements (the “Voting Agreements”) with the following members of the board of directors of Tanox: Nancy Chang, Tse Wen Chang, Osama Mikhail, Julia Brown, Heinz Bull, Danong Chen, Gary Frashier and Peter Traber (collectively, the “Directors”). As of November 9, 2006, the Directors collectively owned approximately 29.5% of the outstanding shares of Tanox. The Voting Agreements provide, among other things, that each of the Directors will vote all shares of capital stock of Tanox beneficially owned by such Director in favor of adopting the Merger Agreement and against approval of any proposal made in opposition to, or in competition with, consummation of the Merger.

The Voting Agreements signed by Nancy Chang and Tse Wen Chang provide, among other things, that each will not transfer any shares owned, nor grant any proxies or powers of attorney with respect to any shares of Tanox, nor subject any such shares to any pledges, hypothecations or gifts or other arrangements. The Voting Agreements signed by Osama Mikhail, Julia Brown, Heinz Bull, Danong Chen, Gary Frashier and Peter Traber provide, among other things, that each will not transfer any shares owned, nor grant any proxies or powers of attorney with respect to any shares of Tanox, nor subject any such shares to any pledges, hypothecations or gifts or other arrangements, with the exception that sales of shares of Tanox in the open market through a brokers’ transaction (as defined in Rule 144(g) of the Securities Act of 1933, as amended) are permitted.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, copies of which will be filed as exhibits to Genentech’s next annual report filed with the SEC.

Pre-existing Agreements between Genentech and Tanox

In 1990, Tanox established a collaboration with a predecessor of Novartis Pharma AG (“Novartis”, and such predecessor the “Novartis Predecessor”) to jointly develop anti-IgE antibodies to treat allergic diseases. In connection with the settlement of a lawsuit in 1996, Genentech joined the collaboration with Tanox and the Novartis Predecessor for the purpose of developing certain anti-IgE antibodies. This three-party collaboration was formalized as the Tripartite Collaboration Agreement dated February 25, 2004 (the “TCA”) by and among Genentech, Tanox and Novartis. The TCA allocates among the parties certain development responsibilities, manufacturing responsibilities, marketing rights, and rights to receive milestone payments, development and manufacturing compensation payments, royalties and profit sharing. Also in connection with the settlement of the lawsuit, Genentech and Tanox entered into a Settlement and Cross-Licensing Agreement dated July 8, 1996 (the “SCLA”), which was subsequently amended on February 25, 2004 in connection with the signing of the TCA. Pursuant to the SCLA, upon the occurrence of certain events, Genentech and Tanox are obligated to license certain intellectual property relating to anti-IgE antibodies to one another in consideration of specified royalty payments.

Press Release

On Thursday, November 9, 2006, Genentech and Tanox issued a joint press release announcing the Merger. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition of Tanox by Genentech and the required approval of the transaction by Tanox’s stockholders, Tanox will file a proxy statement and other relevant documents concerning the transaction with the SEC. Stockholders of Tanox are urged to read the proxy statement and any other relevant documents when they become available because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents when they become available by contacting Tanox Investor Relations at (713) 578-4211. In addition, documents filed with the SEC by both Genentech and Tanox are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Tanox in connection with the transaction, and their interests in the solicitation, will be set forth in the proxy materials to be filed by Tanox with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press release issued jointly by Genentech, Inc. and Tanox, Inc. on November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENENTECH, INC.

Dated: November 16, 2006	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer